                                                                    Exhibit 11
                                                                   Page 1 of 4


                    PRIME HOSPITALITY CORP. AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                         DECEMBER 31, 1992, 1993 AND 1994
                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              Five Months
                                                 Ended            Years Ended
                                              December 31,        December 31,
                                                  1992           1993      1994
                                              ------------      -------  -------
Primary:
  Income:
      Income from continuing
       operations . . . . . . . . . . . . .      $ 1,393        $ 8,175  $18,258
      Extraordinary items - Gains
        on discharge of indebtedness,
          net of income taxes . . . . . . .           --          3,989      172
                                                 -------        -------  -------
       Net income . . . . . . . . . . . . .      $ 1,393        $12,164  $18,430
                                                 =======        =======  =======
  Weighted average number of
      common shares and common
      share equivalents
      outstanding . . . . . . . . . . . . .       29,913         30,721   32,022
                                                 =======        =======  =======
  Net income per share:
      Continuing operations . . . . . . . .      $   .05        $   .27  $   .57
      Extraordinary items - Gains
       on discharge of indebtedness,
         net of income taxes  . . . . . . .           --            .13      .01
                                                    ----        -------  -------
      Net income per share  . . . . . . . .      $   .05        $   .40  $   .58
                                                 =======        =======  =======
Fully diluted:
  Income:
      Income from continuing
      operations  . . . . . . . . . . . . .      $ 1,393        $ 8,175  $18,258
      Extraordinary items - Gains
       on discharge of indebtedness,
         net of income taxes  . . . . . . .           --          3,989      172
                                                 -------        -------  -------
      Net income  . . . . . . . . . . . . .      $ 1,393        $12,164  $18,430
                                                 =======        =======  =======

                                                                      Exhibit 11
                                                                     Page 2 of 4


                    PRIME HOSPITALITY CORP. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                        DECEMBER 31, 1992, 1993 AND 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)

                                                 Five Months
                                                    Ended              Years Ended
                                                 December 31,          December 31,
                                                    1992              1993      1994
                                                 ------------       -------   -------
Shares:
  Weighted average number of
    common shares and common
    share equivalents
    outstanding  .........................          30,426           31,545    32,060
                                                   =======          =======   =======
Net income per share:
    Continuing operations.................             .05              .27       .57
    Extraordinary items - Gains
     on discharge of indebteness,
      net of income taxes.................              --              .13       .01
                                                   -------          -------   -------
      Net income per share................         $   .05          $   .40   $   .58
                                                   =======          =======   =======

                                                                    Exhibit 11
                                                                    Page 3 of 4


                    PRIME HOSPITALITY CORP. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                        JUNE 30, 1992 AND JULY 31, 1992
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    Year       One Month
                                                   Ended         Ended
                                                  June 30,     July 31,
                                                    1992         1992
                                                  --------     ---------
Primary:
 Income (loss):
   Loss from operations . . . . . . . . . . . .   $(71,965)    $(10,274)
   Extraordinary items - Gains
     on discharge of indebtedness . . . . . . .       --        249,600
                                                  --------     --------
   Net income (loss)  . . . . . . . . . . . . .   $(71,965)    $239,326
                                                  ========     ========
 Weighted average number of common
   shares and common share
   equivalents outstanding  . . . . . . . . . .     33,028       33,028
                                                  ========     ========
 Net income (loss) per share:
   Operations . . . . . . . . . . . . . . . . .   $  (2.18)    $   (.31)
   Extraordinary items - Gains
    on discharge of indebtedness  . . . . . . .       --           7.56
                                                  --------     --------
   Net income (loss) per share  . . . . . . . .   $  (2.18)    $   7.25
                                                  ========     ========
 Fully diluted:
  Income (loss):
    Loss from operations  . . . . . . . . . . .   $(71,965)    $(10,274)
    Extraordinary items - Gains
     on discharge of indebtedness . . . . . . .       --        249,600
                                                  --------     --------
    Net income (loss) . . . . . . . . . . . . .   $(71,965)    $239,326
                                                  ========     ========

                                                                    Exhibit 11
                                                                    Page 4 of 4


                    PRIME HOSPITALITY CORP. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                        JUNE 30, 1992 AND JULY 31, 1992
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)

                                               Year            One Month
                                              Ended              Ended
                                             June 30,           July 31,
                                               1992              1992
                                             --------          ---------
Shares:
 Weighted average number of
  common shares outstanding
  and common share
  equivalents outstanding.................    33,028            33,028
 Assuming conversion of
  6-5/8% and 7% convertible
  subordinated debentures.................     5,451              --
                                             -------           -------
 Weighted average number of
  common shares and common
  share equivalents
  outstanding as adjusted.................    38,479            33,028
                                             =======           =======
Net income (loss) per share:
  Operations..............................   $ (1.87)          $  (.31)
  Extraordinary items - Gains
   on discharge of indebtedness...........      --                7.56
                                             -------           -------

   Net income (loss) per share............   $ (1.87)(A)       $  7.25 (A)
                                             =======           =======

(A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.